MUTUAL FUND SERVICES AGREEMENT

      THIS AGREEMENT is made as of this 24th day of September, 2007, by and between each of the ISI Strategy Fund, Inc., Managed Municipal Fund, Inc., North American Government Bond Fund, Inc. and Total Return US Treasury Fund, Inc., individually, and not jointly (individually referred to herein as a "Company" and collectively as the "Companies"), corporations organized under the laws of the State of Maryland, with their principal office and place of business at 40 West 57th Street, 18th Floor, New York, New York, 10019 and Ultimus Fund Solutions, LLC ("Ultimus"), a limited liability company organized under the laws of the State of Ohio and having its principal place of business at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246.

      WHEREAS, each Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, each Company desires that Ultimus provide certain mutual fund services for each Company now in existence (listed in Schedule A hereto) or as hereafter may be established from time to time and made subject to this Agreement; and

      WHEREAS, Ultimus is willing to perform such services on the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.    RETENTION OF ULTIMUS.

      Each Company hereby retains Ultimus to act as the administrator, fund accountant and transfer agent and to furnish it with the services as set forth below. Ultimus hereby accepts such employment to perform such duties.

2.    ADMINISTRATION SERVICES.

      Ultimus shall provide each Company with regulatory reporting services; shall provide all necessary office space, equipment, personnel, compensation and facilities for handling the affairs of the Companies; and shall provide such other services as each Company may request that Ultimus perform consistent with its obligations under this Agreement. Without limiting the generality of the foregoing, Ultimus shall:

      (a) calculate each Company's expenses and administer all disbursements for each Company, and as appropriate, compute a Company's yields, total return, expense ratios and portfolio turnover rate;

      (b) prepare and coordinate, in consultation with Company counsel, the preparation of prospectuses, statements of additional information, registration statements and proxy materials;

      (c) prepare such reports, notice filing forms and other documents (including reports regarding the sale and redemption of shares of a Company as may be required in order to comply with federal and state securities law) as may be necessary or desirable to make notice filings relating to a Company's shares with state securities authorities, monitor the sale of Company shares for compliance with state securities laws, and file with the appropriate state securities authorities the compliance filings as may be necessary or convenient to enable a Company to make a continuous offering of its shares;

      (d) develop and prepare, with the assistance of a Company's investment adviser, communications to shareholders, including the annual report to shareholders, coordinate the mailing of prospectuses, notices, proxy statements, proxies and other reports to Company shareholders, and supervise and facilitate the proxy solicitation process for all shareholder meetings, including the tabulation of shareholder votes;

      (e)   administer  contracts on behalf of a Company with, among others, the
            Company's   investment   adviser,   sub-adviser,   distributor   and
            custodian;

      (f) calculate performance data of each Company for dissemination to information services covering the investment company industry;

      (g) prepare and file all Company tax returns and prepare and mail annual Forms 1099, Forms W-2P and Forms 5498 to shareholders, with a copy to the Internal Revenue Service;

      (h) manage the layout and printing of prospectuses and supplements thereto, and manage and coordinate layout and printing of a Company's semi-annual and annual reports to shareholders;

      (i) provide individuals reasonably acceptable to the Company's Directors to serve as officers of the Company, who will be responsible for the management of certain of the Company's affairs as determined by the Directors;

      (j) advise the Company and its Directors on matters concerning the Company and its affairs, including making recommendations regarding dividends and distributions;

      (k) obtain and keep in effect on behalf of the Company, and make all necessary filings regarding, fidelity bonds and directors and officers/errors and omissions insurance policies for the Company in accordance with the requirements of the 1940 Act and as such bonds and policies are approved by the Directors;

      (l) monitor and advise the Companies on their registered investment company status under the Internal Revenue Code of 1986;

      (m) monitor and advise the Companies on compliance with applicable limitations as imposed by the 1940 Act and the rules and regulations thereunder or set forth in the Company's then current Prospectus or Statement of Additional Information;

      (n) provide such internal legal services as are requested by the Company including, but not limited to, the coordination of meetings and preparation of materials for the quarterly and special meetings of the Directors and meetings of the Company's shareholders;

      (o) cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that all necessary information is made available to the Company's independent public accountants in connection with the preparation of any audit or report requested by the Company;

      (p) cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that the necessary information is made available to the Securities and Exchange Commission (the "SEC") or any other regulatory authority in connection with any regulatory audit of a Company or the investment adviser of a Company;

      (q) perform all administrative services and functions of the Company to the extent administrative services and functions are not provided to the Company by other agents of the Company;

      (r) prepare and file with the SEC: (i) the semi-annual reports for the Company on Form N-SAR and N-CSR; (ii) Form N-Q; (iii) Form N-PX; and
            (iv) all required notices pursuant to Rule 24f-2 under the 1940 Act; and

      (s) furnish advice and recommendations with respect to other aspects of the business and affairs of the Company as the Company and Ultimus shall determine desirable.

3.    FUND ACCOUNTING SERVICES

      Ultimus will provide each Company with the fund accounting services as set forth below:

            (a)   MAINTENANCE OF BOOKS AND RECORDS.

            Ultimus shall maintain and keep current the accounts, books, records and other documents relating to the Company's financial and portfolio transactions as may be required by the rules and regulations of the SEC adopted under Section 31(a) of the 1940 Act. Ultimus shall cause the subject records of the Company to be maintained and preserved pursuant to the requirements of the 1940 Act.

            (b)   PERFORMANCE OF DAILY ACCOUNTING SERVICES.

            In addition to the maintenance of the books and records specified above, Ultimus shall perform the following accounting services daily for each Company:

                  (i) Calculate the net asset value per share utilizing prices obtained from the sources described in subsection 1(b)(ii) below;
                  (ii) Obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Company's investment adviser or its designee, as approved by the Company's Board of Directors;
                  (iii) Verify and reconcile  with the  Company's  custodian all daily trade activity;
                  (iv) Compute, as appropriate, the Company's net income and capital gains, dividend payables, dividend factors, yields, and weighted average portfolio maturity;

                  (v) Review daily the net asset value calculation and dividend factor (if any) for the Company prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ;
                  (vi) Determine unrealized appreciation and depreciation on securities held by the Company;
                  (vii) Amortize  premiums and accrete  discounts on  securities purchased at a price other than face value, if requested by the Company;
                  (viii)Update fund accounting  system to reflect rate changes, as received from a Company's investment adviser, on variable interest rate instruments;
                  (ix)  Post Company transactions to appropriate categories;
                  (x)   Accrue expenses of the Company;
                  (xi) Determine the outstanding receivables and payables for all (1) security trades, (2) Company share transactions and (3) income and expense accounts;
                  (xii) Provide   accounting  reports  in  connection  with  the
                        Company's regular annual audit and other audits and examinations by regulatory agencies; and
                  (xiii)Provide such  periodic  reports,  as the parties  shall agree upon.

            (c)   SPECIAL REPORTS AND SERVICES.

                  (i) Ultimus may provide additional special reports upon the request of the Company or a Company's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties.
                  (ii) Ultimus may provide such other similar services with respect to a Company as may be reasonably requested by the Company, which may result in an additional charge, the amount of which shall be agreed upon between the parties.
                  (iii) Ultimus will provide an  Anti-Money  Laundering  Officer who shall furnish the Board with AML reports on a periodic basis.

            (d)   ADDITIONAL ACCOUNTING SERVICES.

            Ultimus shall also perform the following additional accounting services for each Company:

                  (i) Provide monthly (or as frequently as may reasonably be requested by the Company or a Company's investment adviser) a set of financial statements for each Company as described below, upon request of the Company:

                        Statement of Assets and Liabilities
                        Statement of Operations
                        Statement of Changes in Net Assets
                        Security Purchases and Sales Journals
                        Company Holdings Reports

                  (ii)  Provide accounting information for the following:

                        (A) federal and state income tax returns and federal excise tax returns;
                        (B) the Company's semi-annual reports with the SEC on Form N-SAR;
                        (C) the Company's annual, and semi-annual shareholder reports;
                        (D) registration statements on Form N-1A and other filings relating to the registration of shares;
                        (E) Ultimus' monitoring of the Company's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended;
                        (F)   annual audit by the Company's auditors; and
                        (G)   examinations performed by the SEC.

4.    TRANSFER AGENT AND SHAREHOLDER SERVICES

      Ultimus will provide each Company with the transfer agent and shareholder services as set forth below:

      (a)   Shareholder Transactions
            ------------------------

            (i)   Process   shareholder   purchase  and  redemption   orders  in
                  accordance   with   conditions  set  forth  in  the  Company's
                  prospectus.

            (ii)  Set  up  account  information,   including  address,  dividend
                  option, taxpayer identification numbers and wire instructions.

            (iii) Issue  confirmations  in compliance with Rule 10b-10 under the
                  Securities Exchange Act of 1934, as amended (the "1934 Act").

            (iv)  Issue periodic statements for shareholders.

            (v)   Process transfers and exchanges.

            (vi) Act as service agent and process dividend payments, including the purchase of new shares, through dividend reimbursement.

            (vii) Record the  issuance  of shares and  maintain  pursuant to SEC
                  Rule 17Ad-10(e) of the 1934 Act a record of the total number of shares of each Company which are authorized, based upon data provided to it by the Company, and issued and outstanding.

            (viii)Perform such services as required to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules").

            (ix) Administer and/or perform all other customary services of a transfer agent.

      (b)   Shareholder Information Services
            --------------------------------

            (i) Make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

            (ii) Produce detailed history of transactions through duplicate or special order statements upon request.

            (iii) Provide mailing labels for distribution of financial  reports,
                  prospectuses,   proxy  statements  or  marketing  material  to
                  current shareholders.

            (iv) Respond as appropriate to all inquiries and communications from shareholders relating to shareholder accounts.

      (c)   Compliance Reporting
            --------------------

            (i) Provides reports to the SEC and the states in which the Company are registered.

            (ii) Prepare and distribute appropriate Internal Revenue Service forms for shareholder income and capital gains.

            (iii) Issue tax withholding reports to the Internal Revenue Service.

      (d)   Dealer/Load Processing (if applicable)
            --------------------------------------

            (i) Provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.

            (ii)  Account  for  separation  of  shareholder   investments   from
                  transaction sale charges for purchase of Company shares.

            (iii) Calculate  fees due under  12b-1  plans for  distribution  and marketing expenses.

            (iv) Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Company.

      (e)   Shareholder Account Maintenance
            -------------------------------

            (i) Maintain all shareholder records for each account in each Company.

            (ii)  Issue  customer  statements  on  scheduled  cycle,   providing
                  duplicate second and third party copies if required.

            (iii) Record shareholder account information changes.

            (iv)  Maintain account documentation files for each shareholder.

      Ultimus shall perform such other services for the Company that are mutually agreed upon by the parties from time to time either at no additional fees or for such reasonable and customary fees as are mutually agreed upon by the parties; provided, however that the Company may retain third parties to perform such other services. Such services may include performing internal audit examination; mailing the annual reports of the Company; preparing an annual list of shareholders; and mailing notices of shareholders' meetings, proxies and proxy statements, for all of which the Company will pay Ultimus' out-of-pocket expenses.

5.    SUBCONTRACTING.

      Ultimus may, at its expense and, upon written notice to the Company, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Ultimus shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Ultimus shall be responsible, to the extent provided in Section 11 hereof, for all acts of such subcontractor as if such acts were its own.

6.    ALLOCATION OF CHARGES AND EXPENSES.

      Ultimus shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. Ultimus shall also pay all compensation, if any, of officers of the Company who are affiliated persons of Ultimus.

      The Company assumes and shall pay or cause to be paid all other expenses of the Company not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing shareholders, all expenses incurred in connection with issuing and redeeming shares, the costs of custodial services, the cost of initial and ongoing registration and/or qualification of the shares under federal and state securities laws, fees and out-of-pocket expenses of Directors who are not affiliated persons of Ultimus or the investment adviser to the Company, insurance premiums, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers to the Company.

7.    COMPENSATION OF ULTIMUS.

      For the services to be rendered, the facilities furnished and the expenses assumed by Ultimus pursuant to this Agreement, each Company shall pay to Ultimus compensation for Administration and Accounting services in accordance to the fee schedule set forth in Schedule B. For the Transfer Agent and Shareholder Services provided by Ultimus pursuant to this Agreement Ultimus is compensated in accordance to the fee schedule set forth in Schedule C.

      Each Schedule is attached hereto and, such Schedules may be amended from time to time by mutual, written agreement of the parties. Such compensation shall be calculated and accrued daily, and paid to Ultimus monthly.

      If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, Ultimus' compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of Ultimus' compensation for the preceding month shall be made promptly.

8.    REIMBURSEMENT OF EXPENSES

In addition to paying Ultimus the fees described in Schedules B and C attached hereto, the Company agrees to reimburse Ultimus for its reasonable out-of-pocket expenses in providing services hereunder, including without limitation the following:

      (a) Reasonable travel and lodging expenses incurred by officers and employees of Ultimus in connection with attendance at shareholders' meetings;

      (b) All freight and other delivery and bonding charges incurred by Ultimus in delivering materials to and from the Company;

      (c) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by Ultimus in communication with the Company, the Company's investment adviser or custodian, dealers or others as required for Ultimus to perform the services to be provided hereunder;

      (d)   The cost of obtaining security market quotes;

      (e) The cost of microfilm, microfiche or other methods of storing records or other materials;

      (f)   The cost of printing and  generating  confirmations,  statements and
            other   documents  and  the  cost  of  mailing  such   documents  to
            shareholders and others;

      (g) All expenses incurred in connection with any custom programming or systems modifications required to provide any special reports or services requested by the Company and not contemplated by this Agreement; and

      (h) Any expenses Ultimus shall incur for services provided at the written direction of an officer of the Company thereunto duly authorized other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the Company for certain purposes that are not otherwise contemplated or provide for under this Agreement.

9.    EFFECTIVE DATE.

This Agreement shall become effective with respect to a Company as of the date first written above (or, if a particular Company is not in existence on that date, on the date such Company commences operation) (the "Effective Date").

10.   TERM OF THIS AGREEMENT.

This Agreement shall continue in effect, unless earlier terminated by either party hereto as provided hereunder, for a period of two years. Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods.

      This Agreement may be terminated without penalty: (i) by provision of sixty (60) days' written notice by either party; (ii) by mutual agreement of the parties; or (iii) for "cause" (as defined herein) upon the provision of thirty
(30) days' advance written notice by the party alleging cause.

      For purposes of this Agreement, "cause" shall mean: (i) a material breach of this Agreement that has not been remedied within thirty (30) days following written notice of such breach from the non-breaching party, (ii) a series of negligent acts or omissions or breaches of this Agreement which, in the aggregate, constitute in the reasonable judgment of the Company, a serious failure to perform satisfactorily Ultimus' obligations hereunder; (iii) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (iv) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or the modification or alteration of the rights of creditors.

      Notwithstanding the foregoing, after such termination for so long as Ultimus, with the written consent of the Company, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due Ultimus and unpaid by the Company upon such termination shall be immediately due and payable upon and notwithstanding such termination. Unless termination is by notice giver by Ultimus or for "cause" where a Company is the alleging party, Ultimus shall be entitled to collect from the Companies, in addition to the compensation described in Schedules B and C, the amount of all of Ultimus' cash disbursements for services in connection with Ultimus' activities in effecting such termination, including without limitation, the delivery to a Company and/or its designees of a Company's property, records, instruments and documents.

11.   STANDARD OF CARE.

      The duties of Ultimus shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Ultimus hereunder. Ultimus shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing the services provided for under this Agreement. Ultimus shall be liable for any damages arising directly or indirectly out of Ultimus' failure to perform its duties under this Agreement to the extent such damages arise directly or indirectly out of Ultimus' willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of it obligations and duties hereunder. (As used in this Section 11, the term "Ultimus" shall include directors, officers, employees and other agents of Ultimus as well as Ultimus itself.)

      Without limiting the generality of the foregoing or any other provision of this Agreement, (i) Ultimus shall not be liable for losses beyond its reasonable control, provided that Ultimus has acted in accordance with the standard of care set forth above and has taken reasonably appropriate actions to mitigate such losses; and (ii) Ultimus shall not be liable for the validity or invalidity or authority or lack thereof of any instruction, notice or other instrument that Ultimus reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Company (other than an employee or other affiliated persons of Ultimus who may otherwise be named as an authorized representative of the Company for certain purposes).

      Ultimus may apply to the Company at any time for instructions and may consult with counsel for the Company or its own counsel and with accountants and other experts with respect to any matter arising in connection with Ultimus' duties hereunder, and Ultimus shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the reasonable written opinion of such counsel, accountants or other experts qualified to render such opinion.

12.   INDEMNIFICATION.

      The Company agrees to indemnify and hold harmless Ultimus from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") arising directly or indirectly out of any action or omission to act which Ultimus takes (i) at any request or on the direction of or in reliance on the reasonable advice of the Company, (ii) upon any instruction, notice or other instrument that Ultimus reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Company (other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the Company for certain purposes) or (iii) on its own initiative, in good faith and in accordance with the standard of care set forth herein, in connection with the performance of its duties or obligations hereunder; provided, however that the Company shall have no obligation to indemnify or reimburse Ultimus under this Section 12 to the extent that Ultimus is entitled to reimbursement or indemnification for such Losses under any liability insurance policy described in this Agreement or otherwise.

      Ultimus shall not be indemnified against or held harmless from any Losses arising directly or indirectly out of Ultimus' own willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder. (As used in this Section 12, the term "Ultimus" shall include directors, officers, employees and other agents of Ultimus as well as Ultimus itself.)

13.   RECORD RETENTION AND CONFIDENTIALITY.

      Ultimus shall keep and maintain on behalf of the Company all books and records which the Company and Ultimus is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder. Ultimus further agrees that all such books and records shall be the property of the Company and to make such books and records available for inspection by the Company or by the SEC at reasonable times and otherwise to keep confidential all books and records and other information relative to the Company and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process.

14.   FORCE MAJEURE.

      Ultimus assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply, provided however, that Ultimus shall have policies, procedures and systems in place intended to mitigate losses and damages to a Company should such events occur and, should such events occur, Ultimus shall take reasonably appropriate actions to mitigate such losses or damages.

15.   RIGHTS OF OWNERSHIP; RETURN OF RECORDS.

      All records and other data except computer programs and procedures developed to perform services required to be provided by Ultimus are the exclusive property of the Company and all such records and data will be furnished to the Company in appropriate form as soon as practicable after termination of this Agreement for any reason. Ultimus may at its option at any time, and shall promptly upon the Company's demand, turn over to the Company and cease to retain Ultimus' files, records and documents created and maintained by Ultimus pursuant to this Agreement which are no longer needed by Ultimus in the performance of its services or for its legal protection. If not so turned over to the Company, such documents and records will be retained by Ultimus for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Company unless the Company authorizes in writing the destruction of such records and documents.

16.   REPRESENTATIONS OF THE COMPANY.

      The Company certifies to Ultimus that: (1) as of the close of business on the Effective Date, each Company that is in existence as of the Effective Date has authorized shares, and (2) this Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

17.   REPRESENTATIONS OF ULTIMUS.

      Ultimus represents and warrants that: (1) the various procedures and systems which Ultimus has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records, and other data of the Company and Ultimus' records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, (2) this Agreement has been duly authorized by Ultimus and, when executed and delivered by Ultimus, will constitute a legal, valid and binding obligation of Ultimus, enforceable against Ultimus in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, (3) it is duly registered with the appropriate regulatory agency as a transfer agent and such registration will remain in full force and effect for the duration of the Agreement, and (4) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

18.   INSURANCE.

      Ultimus shall furnish the Company with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of the insurance carrier(s), coverage levels and deductible amounts. Ultimus shall notify the Company should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefore. Ultimus shall notify the Company of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Company from time to time as may be appropriate of the total outstanding claims made by Ultimus under its insurance coverage.

19.   INFORMATION TO BE FURNISHED BY THE COMPANY.

      Each Company has furnished to Ultimus the following:

      (a) Copies of the Articles of Incorporation and of any amendments thereto, certified by the proper official of the state in which such document has been filed.

      (b)   Copies of the following documents:

            (1)   The Company's Bylaws and any amendments thereto; and
            (2) Certified copies of resolutions of the Directors covering the approval of this Agreement, authorization of a specified officer of the Company to execute and deliver this Agreement and authorization for specified officers of the Company to instruct Ultimus thereunder.

      (c) A list of all the officers of the Company, together with specimen signatures of those officers who are authorized to instruct Ultimus in all matters.

      (d) Copies of the Prospectus and Statement of Additional Information for each Company.

20.   AMENDMENTS TO AGREEMENT.

      This Agreement, or any term thereof, may be changed or waived only by written amendment signed by the party against whom enforcement of such change or waiver is sought.

      For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and Ultimus may conclusively assume that any special procedure which has been approved by the Company does not conflict with or violate any requirements of its Articles of Incorporation or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

21.   COMPLIANCE WITH LAW.

      Except for the  obligations  of Ultimus  otherwise set forth  herein,  the
Company  assumes  full   responsibility   for  the  preparation,   contents  and
distribution of each prospectus of the Company as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction, all as may be amended form time to time. The Company represents and warrants that no shares of the Company will be offered to the public until the Company's registration statement under the Securities Act and the 1940 Act has been declared or becomes effective.

22.   NOTICES.

      Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice, at the following address: if to the Company, at 40 West 57th Street, 18th Floor, New York, New York, 10019, Attn: R. Alan Medaugh; and if to Ultimus, at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, Attn: Robert G. Dorsey; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

23.   ASSIGNMENT.

      This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

24.   GOVERNING LAW.

      This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

25.   LIMITATION OF LIABILITY.

      A copy of the Articles of Incorporation of each Company is on file with the State of Maryland and notice is hereby given that this instrument is executed on behalf of the Board of Directors of each Company and not individually and that the obligations of this instrument are not binding upon any of the Directors, officers or shareholders individually but are binding only upon the assets and property of the Company (or if the matter relates only to a particular Company, that Company), and the Ultimus shall look only to the assets of the Company, or the particular Company, for the satisfaction of such obligations.

26.   PRIVACY

      Nonpublic personal financial information relating to consumers or customers of the Companies provided by, or at the direction of a Company to Ultimus, or collected or retained by Ultimus in the course of performing its duties shall be considered confidential information. Ultimus shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of Ultimus where such transfer to affiliates is reasonably necessary or appropriate and relates to Ultimus' or such affiliates performance of services and/or internal operations with respect to a Company or any affiliates of a Company, except at the direction of a Company or as required or permitted by law. Ultimus represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers and customers of a Company. Each Company represents to Ultimus that it has adopted a Statement of its privacy policies and practices as required by the SEC's Regulation S-P and agrees to provide Ultimus with a copy of such statement annually.

27.   MULTIPLE ORIGINALS.

      This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                      ISI STRATEGY FUND, INC

                                      By: /s/ R. Alan Medaugh
                                          --------------------------------------
                                      Title: President


                                      MANAGED MUNICIPAL FUND, INC.

                                      By: /s/ R. Alan Medaugh
                                          --------------------------------------
                                      Title: President


                                      NORTH AMERICAN GOVERNMENT BOND FUND, INC.

                                      By: /s/ R. Alan Medaugh
                                          --------------------------------------
                                      Title: President


                                      TOTAL RETURN US TREASURY FUND, INC.

                                      By: /s/ R. Alan Medaugh
                                          --------------------------------------
                                      Title: President


                                      ULTIMUS FUND SOLUTIONS, LLC

                                      By: /s/ Robert G. Dorsey
                                          --------------------------------------
                                      Title: President

                                   SCHEDULE A

                  TO THE MUTUAL FUND SERVICES AGREEMENT BETWEEN
                                    ISI FUNDS
                                       AND
                           ULTIMUS FUND SOLUTIONS, LLC

                                  FUND COMPANY
                                  ------------

                             ISI Strategy Fund, Inc.
                          Managed Municipal Fund, Inc.
                    North American Government Bond Fund, Inc.
                       Total Return US Treasury Fund, Inc.

                                   SCHEDULE B

                  TO THE MUTUAL FUND SERVICES AGREEMENT BETWEEN
                                    ISI FUNDS
                                       AND
                           ULTIMUS FUND SOLUTIONS, LLC

      FEES:

      Ultimus Fund Solutions will provide all of the fund administration and fund accounting and pricing services described herein for a monthly fee calculated with respect to the combined assets of the Companies as follows:

   -----------------------------------------------------------------------------
   AVERAGE DAILY NET ASSETS                        ASSET BASED FEE
   -----------------------------------------------------------------------------
   Up to $500 million                                   .100%
   -----------------------------------------------------------------------------
   $500 million to $1 billion                           .075%
   -----------------------------------------------------------------------------
   In excess of $1 billion                              .060%
   -----------------------------------------------------------------------------

The fee will be subject to an annual minimum of $500,000.

      Each Company is responsible for its operating expenses, such as federal and state filing fees, insurance premiums, typesetting and printing of its public documents, and fees and expenses of its other vendors and providers.

      PERFORMANCE REPORTING:

      For Performance Reporting (including After-Tax Performance Reporting), Ultimus agrees to absorb all fees and expenses for each Company.

      OUT-OF-POCKET EXPENSES:

      The fees set forth above shall be in addition to the payment of out-of-pocket expenses, as provided for in Section 8 of this Agreement.

                                   SCHEDULE C

                  TO THE MUTUAL FUND SERVICES AGREEMENT BETWEEN
                                    ISI FUNDS
                                       AND
                           ULTIMUS FUND SOLUTIONS, LLC

      FEES:

      Ultimus Fund Solutions will provide all of the transfer agent and shareholder services described herein based on the following fee schedule:

            Annual fee per shareholder account:

                  Direct Accounts                 $20.00 per open account

                  Fund/SERV Accounts              $15.00 per open account

            Minimum annual fee                    $12,000 per Company

      Ultimus charges a $15.00 annual maintenance fee for IRA accounts.

      In addition to the above fees, each Company will reimburse Ultimus Fund Solutions or pay directly certain out-of-pocket expenses incurred on a Company's behalf, including but not limited to, postage, confirmations, statements, printing, telephone lines, Internet access fees, bank service charges, Company specific Fund/SERV and Networking costs, and other industry standard transfer agent expenses.

OPTIONAL SERVICES
-----------------

      For Web Inquiry access, Ultimus charges an annual fee of $2,500 per Company.

      For the Voice Response Unit ("VRU") access, Ultimus will waive its one-time set up fee for this service. Ongoing charges for VRU are based upon usage and are an out-of-pocket expense to the Company.